Exhibit 10.32

Asset Transfer and IP Licence Agreement

F45 Training Holdings Inc

(Seller)

LIIT, LLC

(Buyer)

PricewaterhouseCoopers, ABN 52 780 433 757

One International Towers, Watermans Quay, Barangaroo, GPO Box 2650, SYDNEY NSW 1171 T: +61 2 8266 0000, F: +61 2 8266 9999, www.pwc.com.au/legal

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Asset Transfer and IP Licence Agreement

Contents

1.	Definition and Interpretation	2
2.	Sale and Purchase of LIIT Assets	7
3.	Purchase Price	9
4.	Completion	9
5.	Licence and Term	10
6.	Annual Licence Fee	11
7.	Improvements and Modifications	12
8.	Seller’s Obligations and Undertakings	12
9.	Buyer’s Obligations and Undertakings	13
10.	Assignment	13
11.	Infringement	14
12.	Termination	15
13.	Buyer’s Obligations on Termination or Expiry	15
14.	Warranties and Indemnities	15
15.	Transfer Taxes, Costs and Expenses	16
16.	General	17
	Schedule 1 – LIIT Drawings	23
	Schedule 2 – LIIT Inventory	26
	Schedule 3 - LIIT Trade Marks and LIIT Patents	28
	Signing Page	30

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Asset Transfer and IP Licence Agreement

Date                                                              23 June 2020

Parties

Name	F45 Training Holdings Inc
Description	Seller
Notice details	236 California Street,
El Segundo, California 90245
Email: pgrosso@f45hq.com
Attention: General Counsel

Name	LIIT,LLC
Registration No.	3015520
Description	Buyer
Notice details	806 6th Avenue, Unit 3
Venice, California 90291
Email: adam.j.gilchrist@gmail.com
Attention: Adam Gilchrist

Background

A.

The Seller or one of its Related Bodies Corporate is the legal and beneficial owner of the Licensed IP Assets and has the right to license the Licensed IP Assets. The Seller has agreed to grant the Buyer a licence to use the Licensed IP Assets on the terms set out in this Agreement.

B.

The Seller has also agreed to transfer and assign to the Buyer and the Buyer has agreed to acquire the LIIT Assets in accordance with the terms of this Agreement. The Buyer will be on Completion the legal and beneficial owner of the LIIT Assets, free from any Encumbrance or Security Interest. The Seller or its Related Bodies Corporate have the right to transfer or assign the LIIT Assets.

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Asset Transfer and IP Licence Agreement

Agreed Terms

1.	Definition and Interpretation

1.1	Definitions

In this Agreement unless the context otherwise requires:

Agreement means this agreement and all schedules, annexures and attachments to it, as amended by the parties in writing from time to time.

Annual Licence Fee means, in relation to each year of the Term, the greater of:

(a)	$1,000,000; and

(b)	6% of the annual gross revenue of the Buyer Business for that year minus any Third Party Payments.

Business Day means a day on which banks are open for general banking business in New York City, excluding Saturdays, Sundays or public holidays.

Buyer Business means the business to be conducted by the Buyer of selling exercise equipment to customers using the Licensed IP Assets and the LIIT Assets.

Buyer Improvements means all improvements, modifications, developments, adaptations or alterations to the Licensed IP Assets created, developed or discovered by or on behalf of the Buyer during the Term.

Completion means completion of the sale and purchase of the LIIT Assets under this Agreement.

Copyright means all copyright rights in literary works, artistic works, images, case studies, testimonials, engineering drawings, computer modelling, trade secrets, test reports, and approvals/certifications relating to the LIIT Assets.

Effective Date means 1 July 2020.

Encumbrance means:

(a)	a Security Interest;

(b)	any third party interest (for example, a trust or an equity or right);

(c)	a right of any person to purchase, occupy or use an asset (including under an option, agreement to purchase, licence, lease or hire purchase);

(d)	an easement, restrictive covenant, caveat or similar restriction over property (except an easement or covenant whose burden is noted on the certificate of title to the land concerned); or

(e)	an agreement to create any of the above or to allow any of them to exist.

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Fee Notification Date means the date that the Buyer notifies the Seller of the Annual Licence Fee under clause 6.1(b).

Force Majeure Event means:

(a)	an act of God;

(b)	a strike, lockout or other industrial disturbance;

(c)	enemy action, war, blockade, insurrection, riot, civil disturbance, explosion or epidemic;

(d)	lightning, earthquake, fire, storm or flood; or

(e)	any other act, event or matter beyond the control of, or incapable of being avoided or overcome through the exercise of due diligence by, any party to this Agreement.

Government Agency means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local.

Immediately Available Funds means cash, bank cheque or electronic funds transfer.

Insolvency Event means the occurrence of any one or more of the following events in relation to any party:

(a)

an application or an order is made for the winding up of the party, the declaration of bankruptcy of a party or the appointment of a provisional liquidator or receiver or receiver and manager and, in the case of an application, it is not stayed, dismissed, struck out or withdrawn within 14 days of it being made;

(b)

a resolution is passed for the winding up of the party which resolution is other than for the purposes of reconstruction or amalgamation the terms of which have previously been approved in writing by the other party;

(c)	a liquidator, provisional liquidator, administrator or official manager is appointed to the party;

(d)	a receiver or manager (or both) is appointed to, or a mortgagee takes possession of, all or any part of the business or the assets of the party;

(e)	the party makes any composition or arrangement or assignment with or for the benefit of its creditors;

(f)	the party is or states that it is insolvent;

(g)	the party enters into an arrangement or composition with one or more of its creditors, or an assignment for the benefit of one or more of its creditors;

(h)	the party proposes a winding-up or dissolution or reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors;

(i)	the party is insolvent as disclosed in its accounts, or otherwise states that it is insolvent, or it is deemed or presumed to be insolvent under an applicable law;

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(j)	the party is fails to comply with a statutory demand which entitles a third party to apply for the winding up of the party

(k)	a writ of execution is levied against the party or its property; or

(l)	the party ceases to carry on business or threatens to do so.

Intellectual Property Rights includes throughout the world and for the duration of the rights, any rights, title and interest in any:

(a)

business names, patents, utility models, copyrights, registered or unregistered trade marks or service marks, trade names, brand names, domain names, indications of source or appellations of origin, eligible layout rights, plant variety rights, registered designs and commercial names and designations;

(b)	invention, discovery, trade secret, know how, computer software and confidential, scientific, technical and product information;

(c)

other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields whether industrial, commercial, agricultural or extractive and whether dealing with manufactured or natural products; and

(d)

letters patent, deed of grant, certificate or document of title for any thing referred to in paragraphs (a) to (c) of this definition and any medium in which any thing referred to in those paragraphs is stored or embodied.

Know How means the information or know-how owned by or in the possession or control of the Seller relating to the LIIT Assets (and whether written or unwritten) including:

(a)	financial, technological, strategic or business information, concepts, plans, strategies, directions or systems;

(b)	research, development, operational, legal, marketing or accounting information, concepts, plans, strategies, directions or systems;

(c)

technology, inventions, discoveries, improvements, processes, formulae, techniques, manuals, instructions, source and object codes for computer software, intellectual property rights and technical and historical information relating to them; and

(d)	customer and supplier information.

Liabilities mean all liabilities or Losses of whatever description and Liability has a corresponding meaning.

Licence means the licence granted under clause 5.1.

Licensed Exercise Encyclopedia means the database of exercises and workouts maintained by the Seller or its Related Bodies Corporate for the purpose of carrying on its business from time to time.

Licensed IP Assets means the Licensed Products, any Seller Improvements or Buyer Improvements and any other assets to which this Agreement applies under clause 5.

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Licensed Products means the Licensed Exercise Encyclopedia.

LIIT Assets means any asset that formed part of or was exclusively or primarily used in the conduct of operation of the LIIT Business as at the date of this Agreement and as at the Effective Date, including:

(a)	the LIIT Inventory;

(b)	the LIIT Mobile Codes; and

(c)	the LIIT Intellectual Property Assets.

LIIT Business means the business of selling exercise equipment to customers as carried on by the Seller and its Related Bodies Corporate as at the date of this Agreement and as at the Effective Date using the LIIT Assets, including under the names listed in the second column of the table in Part A of Schedule 3.

LIIT Domain Names means:

(a)	hiitkiit.com;

(b)	hiitkit.co.uk;

(c)	hiitkit.com; and

(d)	hiitkit.com.au.

LIIT Drawings means the drawings, sketches and renders relating to the LIIT Business as set out in Schedule 1.

LIIT Intellectual Property Assets means all of the Intellectual Property Rights owned by the Seller and its Related Bodies Corporate which relate to the LIIT Assets and to the LIIT Business, including the Intellectual Property Rights comprised in the LIIT Drawings, LIIT Domain Names, LIIT Patents and Designs and LIIT Trade Marks together with the Know How and Copyright.

LIIT Inventory means all stock in trade (including raw materials, packaging and containers, work in progress and finished goods) in use or intended for use in the LIIT Business in the possession of the Seller and its Related Bodies Corporate or in transit to the Seller or consigned by the Seller as at close of business on the Effective Date, including all stock listed in Schedule 2.

LIIT Mobile Codes means the iPhone and Android codes owned by the Seller and its Related Bodies Corporate which relate to the LIIT Assets and to the LIIT Business.

LIIT Patents and Designs means the patents or patent applications listed in Part B of Schedule 3.

LIIT Trade Marks means the trade marks (including registered trade marks, unregistered trade marks and pending applications) relating to the LIIT Business and the LIIT Assets, including those listed in Part A of Schedule 3.

Loss means any damage, loss, cost, expense or liability, howsoever arising which a party will be entitled to recover as a matter of law.

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Patent Assignment means the patent assignment set out in Exhibit A to this Agreement.

Purchase Price has the meaning given in clause 3.1.

Recipient means a party that receives Confidential Information from a Disclosing Party.

Related Body Corporate has the meaning given in the Corporations Act 2001 (Cth).

Security Interest means a right, interest or power:

(a)	reserved in or over an interest in any asset including any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes any agreement to grant or create any of the above.

Seller Improvements means all improvements, modifications, developments, adaptations or alterations to the Licensed IP Assets created, developed or discovered by or on behalf of the Seller or its Related Bodies Corporate during the Term.

Tax means any direct or indirect sales, use, value added, transfer, conveyance, ad valorem, stamp, stamp duty, recording, real property transfer or gains taxes or other similar tax, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Government Agency and includes any tax payable under a GST or similar act or any interest, fine, penalty, charge, fee or any other amount imposed in addition to, or in respect of any of the above.

Term means, in relation to the Licence, the period commencing on the Effective Date and ending 10 years after the Effective Date, unless terminated earlier in accordance with this Agreement.

Third Party Payments means any payments made by the Buyer under arrangements requiring the Buyer to pay or share revenue with any third parties, including franchisees, in relation to the Buyer Business.

1.2	Interpretation

In this Agreement headings are for convenience only and do not affect the interpretation of this Agreement and, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of a word or phrase defined in this Agreement have a corresponding meaning;

(d)	an expression importing a natural person includes any individual, company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)	no provision of this Agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Agreement or that provision;

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(f)	an agreement, representation or warranty on the part of or in favour of two or more persons binds them jointly and severally or is for the benefit of them jointly;

(g)	when the day on which something must be done is not a Business Day, that thing must be done on the preceding Business Day;

(h)	in determining the time of day where relevant to this Agreement, the relevant time of day is the time of day in the place where the party required to perform the obligation is located; and

(i)	a reference to:

(i)	any thing (including any right) includes a part of that thing but nothing in this clause 1.2 implies that performance of part of an obligation constitutes performance of the obligation;

(ii)

a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Agreement and a reference to this Agreement includes any annexure, exhibit and schedule;

(iii)

a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(iv)	a document (including this Agreement) includes all amendments or supplements to, or replacements or novations of, that document;

(v)	a party to a document includes that party’s executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(vi)	“including”, “for example” or “such as” when introducing an example, does not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(vii)

“law” includes legislation, the rules of the general law, including common law and equity, and any judgment order or decree, declaration or ruling of a court of competent jurisdiction or governmental agency binding on a person or the assets of that person; and

(viii)	a monetary amount is a reference to Australian Dollars.

2.	Sale and Purchase of LIIT Assets

2.1	Sale and Assignment

Subject to clause 2.3, the Seller, as legal and beneficial owner of the LIIT Assets agrees to sell, and the Buyer agrees to buy, the LIIT Assets (including all Intellectual Property Rights, rights, title and interest of the Seller in the LIIT Assets) on the Effective Date for the Purchase Price free of any Encumbrance, Security Interest and other third party rights or interests.

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2.2	Title, Property and Risk

(a)	Title to, property in and risk in the LIIT Assets:

(i)	until Completion, remains solely with the Seller; and

(ii)	passes to the Buyer on and from Completion.

(b)	The Seller acknowledges that, on and from Completion, the Buyer has the right to use, exploit and sell the LIIT Assets.

2.3	Assignment of Intellectual Property Rights

With effect from Completion and for good and valuable consideration, the Seller assigns to the Buyer and to its successors, assigns and legal representatives, collectively hereinafter referred to as the Assignee:

(a)

the entire right, title and interest for the United States, in and to any and all Intellectual Property Rights and to the LIIT Assets including any subsequently filed utility applications, design patent applications, design patents and including any renewals, revivals, reissues, reexaminations, extensions, continuations and divisions thereof and any substitute applications therefor;

(b)	the full and complete right to file patent applications in the name of the Assignee, on the aforesaid Intellectual Property Rights;

(c)

the entire right, title and interest in and to any Letters Patent or Design Patents which may issue thereon in the United States and any renewals, revivals, reissues, reexaminations and extensions thereof, and any patents of confirmation, registration and importation of the same;

(d)

the entire right, title and interest in all Convention and Treaty Rights of all kinds thereon, including without limitation all rights of priority in any country of the world, in and to the Intellectual Property Rights; and

(e)

all claims for damages by reason of past infringement of any rights under the applications or patents described in clause 2.3(a), 2.3(b), 2.3(c) or 2.3(d) (including provisional rights to reasonable royalties pursuant to 35 U.S.C. §289 for Design Patents and/or 35 U.S.C. §154(d) for any Letters Patent which may issue thereon in the United States) and the right to sue for and collect such damages and royalties for Assignees’ own use.

2.4	LIIT Business

(a)

The Seller must not, at any time, use or disclose to any third party any trade secrets, product information or confidential information of the LIIT Business which is not generally known or available in the market place or which but for a breach of this clause 2.4(a) would not be generally known or available in the market place.

(b)

From the Effective Date, the Seller must cease to directly or indirectly carry on the LIIT Business or otherwise be concerned with or interested in (whether as director, advisor, contractor, joint venturer, beneficiary, trustee, principal, agent, partner, consultant, shareholder, unit holder or in any other capacity) the LIIT Business.

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(c)	During the Term, the Buyer must not directly or indirectly carry on a business that sells exercise equipment to hotels using the LIIT Assets and the Licensed IP Assets.

2.5	LIIT Assets

If either party becomes aware of the existence of a LIIT Asset that was not transferred to the Buyer on or after the Effective Date, that party must immediately notify the other in writing. Following notification, the parties must do all things reasonably necessary to transfer that LIIT Asset to the Buyer.

3.	Purchase Price

3.1	Purchase Price

The Purchase Price payable for the LIIT Assets is $1,000,000 (Purchase Price).

3.2	Payment

The Buyer must pay the Purchase Price to the Seller in Immediately Available Funds on or before 31 December 2020, or on such other date that the parties agree.

4.	Completion

4.1	Time for Completion

Completion will take place on the Effective Date, or any other date that the parties agree.

4.2	Seller’s Obligations at Completion

At Completion, the Seller must deliver to the Buyer title to and ownership of the LIIT Assets free of any Encumbrance, Security Interest and other third party rights or interests and place the Buyer in effective possession and control of the LIIT Assets, and to this end the Seller must deliver or procure that the Buyer be delivered:

(a)

in a form previously approved by the Buyer and duly executed effective assignments or transfers in respect of the LIIT Intellectual Property Assets (in a registrable form if required to record a change of ownership);

(b)	a Patent Assignment, in the form set out in Exhibit A to this Agreement, duly executed by Fitness Engineers Pty Ltd;

(c)	physical possession of any certificates of title relating to the LIIT Assets and of all documents and electronic files comprising part of the LIIT Assets;

(d)

a data package including the LIIT Mobile Codes and such other information as the Buyer reasonably determines is necessary for the Buyer so as to afford the Buyer the full benefit of the LIIT Mobile Codes; and

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(e)	any other document reasonably required by the Buyer to vest full ownership, title, possession and benefit of the LIIT Assets in the Buyer.

4.3	Buyer’s Obligations at Completion

Subject to the Seller’s performance of its obligations under clause 4.2, at Completion the Buyer must accept the documents and other items specified in clause 4.2 which the Seller gives the Buyer.

4.4	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this Agreement are interdependent;

(b)	all actions required to be performed are taken to have occurred simultaneously on the Effective Date; and

(c)	completion of the sale and purchase of each LIIT Asset is dependent on the completion of the sale and purchase of each other LIIT Asset.

4.5	Conditions of Completion

(a)	Completion is conditional on the Buyer and the Seller complying with all of their obligations under this clause 4.

(b)	If the Seller or the Buyer fail to fully comply with their obligations under this clause 4 and the parties do not complete this Agreement then each party must:

(i)	return to the other party all documents delivered to it under this clause 4;

(ii)	repay to the other party all payments received by it under this clause 4; and

(iii)	do everything reasonably required by the other party to reverse any action taken under this clause 4 without prejudice to any other rights any party may have in respect of that failure.

5.	Licence and Term

5.1	Grant of Licence

(a)

The Seller grants to the Buyer for the Term a worldwide, non-exclusive, non-transferable licence to use, reproduce and exploit the Licensed IP Assets on the terms of this Agreement so that the Buyer may carry on the Buyer Business.

(b)

Within 5 Business Days of the Effective Date, the Seller must provide to the Buyer access to a data package including the Licensed IP Assets and such other information as the Buyer reasonably determines is necessary for the Buyer to use the Licensed IP Assets in accordance with this Agreement so as to afford the Buyer the full benefit of the Licence. The Seller must maintain the information and documents received under this clause 5.1(b) under safe and secure conditions.

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(c)

Within 10 Business Days of each anniversary of the Effective Date during the Term, the Seller must provide to the Buyer access to the then current and updated data package including the Licensed IP Assets, any Seller Improvements and such other information as the Buyer reasonably determines is necessary for the Buyer to use the Licensed IP Assets in accordance with this Agreement so as to afford the Buyer the full benefit of the Licence.

5.2	Ownership of Licensed IP Assets

(a)

The Buyer acknowledges that all Licensed IP Assets belong to the Seller and the Buyer has no rights in or to the Licensed IP Assets, other than the right to use and exploit it in accordance with this Agreement.

(b)	This Agreement does not:

(i)	transfer any legal or beneficial ownership or rights in the Licensed IP Assets to the Buyer; or

(ii)	constitute a transfer of the business of the Seller to the Buyer.

5.3	Use of Licensed IP Assets

The Buyer must not, without the prior consent of the Seller, use the Licensed IP Assets or permit any of them to be used by any person, for any purpose other than for the purpose of carrying on the Buyer Business.

5.4	Effect of Agreement

This grant of the Licence under this Agreement does not prevent or restrict the Seller’s right to:

(a)	carry on the business of the Seller; or

(b)	otherwise use or deal with the Licensed IP Assets.

6.	Annual Licence Fee

6.1	Annual Licence Fee

(a)

In consideration of the rights granted to the Buyer under the Licence by the Seller, the Buyer must pay the Annual Licence Fee to the Seller within 10 Business Days of each Fee Notification Date during the Term, unless otherwise agreed in writing between the parties.

(b)	Within 20 Business Days of each anniversary of the Effective Date during the Term, the Buyer must calculate the Annual Licence Fee, and notify the Seller of the Annual Licence Fee for that year.

6.2	Payment terms

The Buyer must pay the Annual Licence Fee in Immediately Available Funds to a bank account nominated in writing by the Seller.

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7.	Improvements and Modifications

7.1	Disclosure of Seller Improvements

During the Term, the Seller will promptly disclose and make fully available to the Buyer any Seller Improvements as soon as the Seller has ascertained that Seller Improvements are technically practicable for use. For avoidance of doubt, the parties agree that ownership of the Seller Improvements will vest in the Seller.

7.2	No Modifications without consent

The Buyer must not modify, develop, improve, adapt or alter any or all of the Licensed IP Assets without the prior consent of the Seller.

7.3	Disclosure of Buyer Improvements

Notwithstanding clause 7.2, the Buyer must promptly disclose and make fully available to the Seller any Buyer Improvements.

7.4	Ownership of Buyer Improvements

(a)	The parties agree that immediately upon creation, development or discovery of any Buyer Improvements, ownership of the Buyer Improvements will vest in the Seller.

(b)	Irrespective of whether the Buyer obtained the Seller consent under clause 7.2, the Buyer must, at its own cost:

(i)	furnish the Seller with any documents and information;

(ii)	execute any instruments, forms or other documents; and

(iii)	take any other action,

reasonably necessary to vest title to the Buyer Improvements in the Seller and to enable, where applicable, the Seller to be registered as the owner of the Buyer Improvements with any relevant Government Agency.

7.5	Conditions on Improvements

The terms of this Agreement apply, with necessary modification, to the Seller Improvements and Buyer Improvements.

8.	Seller’s Obligations and Undertakings

8.1	Maintenance and Support

During the Term, the Seller must:

(a)

perform, or arrange for the performance of, all tasks reasonably necessary for the maintenance, support, compilation, documentation, registration (where applicable) and protection of the Licensed IP Assets;

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(b)

pay all costs in connection with the maintenance, support, compilation, documentation, registration (where applicable) and protection of the Licensed IP Assets (other than costs expressly payable by the Buyer under this Agreement); and

(c)	procure any necessary third party consents to enable the Buyer to use the Licensed IP Assets.

8.2	Insurance

During the Term, the Seller must maintain all necessary insurances in relation to the Licensed IP Assets.

9.	Buyer’s Obligations and Undertakings

9.1	Buyer not to register Licensed IP Assets

The Buyer must not at any time during the Term or after its expiration or termination apply for registration of the Licensed IP Assets or any form of Intellectual Property Right which includes or is derived from or is similar to the Licensed IP Assets.

9.2	Rights in Licensed IP Assets and Intellectual Property Rights

(a)	The Buyer must not do or cause to be done at any time any act or thing contesting, challenging, prejudicing, questioning or in any way impairing:

(i)	any right, title and interest (including Intellectual Property Rights) which the Seller has in the Licensed IP Assets;

(ii)	the validity of any registrations of Intellectual Property Rights relating to any of the Licensed IP Assets; or

(iii)	the success of any application by the Seller to register the Intellectual Property Rights in relation to the Licensed IP Assets.

(b)	The Buyer agrees that:

(i)	any and all goodwill in relation to the Licensed IP Assets arising as a result of the Buyer’s use is for the benefit of the Seller; and

(ii)

upon expiry or termination of this Agreement and any rights granted under this Agreement, the Seller will not be obliged to make any payment to the Buyer attributable to any goodwill associated with the Buyer’s use of the Licensed IP Assets.

10.	Assignment

(a)

The Buyer cannot assign or novate the Licence or otherwise transfer the benefit of the Licence or an obligation, right or remedy under it, or grant any sub-licence or other right to use or exploit the Licenced IP Assets, without the prior written consent of the Seller.

(b)	The Seller acknowledges that its consent will not be unreasonably withheld if the Buyer wants to assign or novate this Agreement as part of a sale of the Buyer Business and the successor to the

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Buyer expressly covenants in favour of the Seller to be bound by this Agreement in place of the Buyer.

(c)	The Seller can assign or novate the Licence or otherwise transfer the benefit of the Licence or an obligation, right or remedy under it on written notice to the Buyer.

(d)	The Seller must ensure that any successor in title to any of the Licensed IP Assets expressly covenants in favour of the Buyer to be bound by this Agreement in place of the Seller.

11.	Infringement

11.1	Infringement

If the Buyer becomes aware of any:

(a)

infringement or threatened infringement of any Intellectual Property Rights of the Seller in relation to the Licensed IP Assets or of any conduct in relation to the Licensed IP Assets that might constitute passing off or a breach of any statute concerning misleading and deceptive conduct; or

(b)

allegation or claim by a third party that use of the Licensed IP Assets is likely to deceive or cause confusion, infringes a third party’s rights, or constitutes passing off or misleading and deceptive conduct, the Buyer must immediately notify the Seller and give the Seller all the information concerning the infringement or threatened infringement, allegation or claim available to the Buyer. The Buyer must not take any other steps in relation to either (a) or (b) above without the prior consent of the Seller.

11.2	Infringement Proceedings

(a)

The Seller may in its absolute discretion commence proceedings in respect of any infringement of the Licensed IP Assets or other cause of action connected with the Licensed IP Assets and will have the full conduct of such proceedings.

(b)	At the request and reasonable expense of the Seller, the Buyer must, at the Buyer’s own cost:

(i)

provide all and any information concerning the Buyer’s use of the Licensed IP Assets within the knowledge or possession of the Buyer other than any materials which are the subject of the Buyer’s legal professional privilege; and

(ii)	co-operate with and assist the Seller in any dispute, litigation or settlement in relation to the Licensed IP Assets.

11.3	Seller may direct Buyer to cease use in infringed Licensed IP Assets

If the use of the Licensed IP Assets is, or is likely to be, prohibited by an order or injunction of a court in the Jurisdiction, the Seller must provide a notice to the Buyer and the Buyer must immediately cease all use of the affected Licensed IP Assets.

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12.	Termination

(a)	The Seller may immediately terminate the Licence on written notice to the Buyer if:

(i)	an Insolvency Event occurs in relation to the Buyer;

(ii)	the Buyer fails to pay any amount of the Annual Licence Fee when due and does not remedy that breach within 30 Business Days of the Seller providing notice of the breach to the Buyer;

(iii)	the Buyer breaches any term of this Agreement and has failed to remedy the breach within 30 Business Days of the Seller providing notice of the breach to the Buyer; or

(iv)

the Buyer or any other person claiming under the Buyer uses the Licensed IP Assets (or any improvements, modifications, developments, adaptations or alterations to the Licensed IP Assets) for any purpose other than the purpose of carrying on the Buyer Business.

(b)	The Licence may be terminated:

(i)	by the Buyer on 30 days’ written notice to the Seller; or

(ii)	at any time by agreement between the Buyer and the Seller.

13.	Buyer’s Obligations on Termination or Expiry

(a)	Upon termination or expiry of the Agreement, the Buyer must:

(i)	immediately cease all use and application of the Licensed IP Assets;

(ii)

promptly return to the Seller, or otherwise dispose of as the Seller may instruct, all documents, databases, lists and materials (whether is hard copy or electronic form) including any advertising and promotion material, labels, tags, packaging material, advertising and promotional matter and all other material relating to the Licensed IP Assets in the possession or control of the Buyer; and

(iii)	immediately cease to hold itself out as having any rights in relation to the Licensed IP Assets from the date of termination.

(b)

Termination will not affect the accrued rights of a party arising out of this Agreement up to and including the date of termination and all other provisions which are expressed to survive this Agreement will remain in full force and effect.

14.	Warranties and Indemnities

14.1	Warranties

The Seller represents and warrants to the Buyer that each of the following warranties is true and correct and not misleading as at the date of this Agreement and at Completion:

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(a)	the Seller is the legal and beneficial owner of the Licensed IP Assets, and any Seller Improvements relating to the Licensed IP Assets provided under this Agreement by the Seller;

(b)

the Seller is the legal and beneficial owner of the LIIT Assets free from any Encumbrance, Security Interest or other third party rights or interests and have full capacity and power to own, use and transfer the LIIT Assets;

(c)

the Seller has not disposed of, agreed to dispose of, granted any licence to any person in respect of the LIIT Assets, or granted any option to any person to purchase any of the LIIT Assets or any interest in any of the LIIT Assets, which will not be terminated prior to or upon Completion;

(d)	this Agreement and Completion will not:

(i)

conflict with or result in a breach of or default under any provision of the constitution of the Seller, as may be applicable or any term or provision of any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound; or

(ii)	result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any of the LIIT Intellectual Property Assets;

(e)	no Insolvency Event has occurred in relation to the Seller; and

(f)

the Seller has accurately and timely filed, or has caused to be accurately and timely filed on its behalf, all Tax returns required to be filed by it (taking into account any extensions of time in which to file), and all such Tax returns are true, complete, and correct in all respects, and timely paid in full all Taxes due and payable (whether or not shown on such Tax returns) relating to the LIIT Assets and the Licensed IP Assets. Copies of such Tax returns have been and will be maintained by Seller until the later of the expiration of any applicable statute of limitations for the taxable period of such Tax return. There are no outstanding encumbrances for Taxes owed by the Seller, and no encumbrances for Taxes have been filed, asserted, created or imposed on any of the LIIT Assets or Licensed IP Assets as a consequence of any Tax liability of the Seller or any of its affiliates.

14.2	Indemnity

The Seller must indemnify the Buyer against all losses, costs, expenses, damages, actions, claims, demands, judgements, court orders and fees or other Liabilities suffered or incurred by the Buyer arising directly or indirectly from or in connection with a breach by the Seller of the warranty in clause 14.1.

15.	Transfer Taxes, Costs and Expenses

15.1	Transfer Taxes

All transfer, documentary, sales, use, stamp, registration, value added, withholding, import and export duties, and other Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, the documents to be delivered hereunder or the transactions contemplated hereby (collectively, “Transfer Taxes”) shall be borne and paid by the Seller when due. The Seller shall, at its own expense, timely file any Tax return or other document with respect to such Transfer Taxes required by Seller to be filed (and Buyer shall reasonably cooperate with respect thereto as necessary),

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and Buyer shall, at its own expense (not including said Transfer Taxes), timely file any Tax return or other document with respect to such Transfer Taxes required by the Buyer to be filed (and the Seller shall reasonably cooperate with respect thereto as necessary).

15.2	Costs and expenses

Subject to clause 15.1, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this Agreement or other agreement or document described in clause 15.1.

15.3	Costs of performance

Any action to be taken by the Buyer or the Seller in performing their obligations under this Agreement must be taken at their own cost and expense unless otherwise provided in this Agreement.

15.4	Property Taxes

For purposes of this Agreement, in the case of real property Taxes, personal property Taxes and similar ad valorem Taxes that are imposed on a periodic basis and that are levied with respect to the LIIT Assets, such Taxes shall be borne by and allocated to the Buyer and the Seller pro rata in accordance with the number of days during the taxable period for which such Taxes are imposed on which the Buyer or the Seller owned the LIIT Assets. The Seller shall prepare and timely file any Tax return with respect to such Taxes, provided that if such Tax return is due after Completion, it shall be prepared and filed by the Buyer on a timely basis. The party not filing such Tax return shall promptly pay to the other party its pro rata share of any such Taxes upon notice from the filing party.

15.5	Allocation of Purchase Price

Within the later of 90 days after Completion or 30 days after the close of the calendar year in which Completion occurs, the Buyer shall deliver to the Seller a completed United States Internal Revenue Service Form 8594, Asset Acquisition Statement under Section 1060, with respect to the LIIT Assets, and the Seller shall indicate its concurrence therewith, which shall not be unreasonably withheld, conditioned or delayed. The Buyer and the Seller shall endeavor in good faith to resolve any differences with respect to the Form 8594 within 21 days after the Buyer’s delivery of Form 8594 to the Seller.

16.	General

16.1	Notices

(a)	Form of communication

Unless expressly stated otherwise in this Agreement any notice, certificate, consent, request, demand, approval, waiver or other communication (Notice) must be:

(i)	in legible writing and in English;

(ii)	signed by the sender (if an individual) or where the sender is a company, signed by an officer or in accordance with section 127 of the Corporations Act; and

(iii)	marked for the attention of and addressed to the addressee.

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A Notice can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b)	Delivery of Notices

Notices must be hand delivered or sent by prepaid express post (next day delivery) or email to the addressee’s address for notices specified in the “Parties” section of this Agreement or to any other address, email or facsimile number a party notifies to the other parties under this clause.

In this clause 16.1, reference to an addressee includes a reference to an addressee’s officers, agents or employees or any person reasonably believed by the sender to be an officer, agent or employee of the addressee.

(c)	When Notice is effective

Notices take effect from the time they are received or taken to be received under clause 16.1(d) below (whichever happens first) unless a later time is specified.

(d)	When Notice taken to be received

Notice is taken to be received by the addressee if by:

(i)	delivery in person, when delivered to the addressee;

(ii)	prepaid express post, on the second Business Day after the date of posting;

(iii)	post 3 Business Days from and including the date of postage; or

(iv)	subject to 16.1(e) below, facsimile transmission, at the time shown in the transmission report generated by the machine from which the facsimile was sent; and

(v)

subject to 16.1(e) below, electronic mail (e-mail), four hours after the sent time (as recorded on the sender’s e-mail server), unless the sender receives a notice from the recipient’s email server or internet service provider that the message has not been delivered to the recipient.

(e)	Legible Notices and receipt outside business hours

(i)

A facsimile transmission or e-mail is regarded as legibly received unless the addressee telephones the sender within 4 hours after the transmission or e-mail is received or regarded as received under clause 16.1(d) and informs the sender that it is not legible.

(ii)

Despite clauses 16.1(c) and (d), if a Notice is received or taken to be received under this clause 16.1 after 4:00pm in the place of receipt or on a non-Business Day, it is taken to be received at 9:00am (recipient’s time) on the following Business Day and take effect from that time unless a later time is specified in the Notice.

16.2	Governing law and jurisdiction

(a)	This Agreement is governed by the laws of Delaware.

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(b)

Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Delaware and any courts which have jurisdiction to hear appeals from any of those courts in respect of any proceedings in connection with this Agreement.

(c)

Each party waives any right it has to object to an action being brought in the courts of Delaware including by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

16.3	Seller’s Related Bodies Corporate

The parties acknowledge that one or more of the LIIT Assets or the Licensed IP Product may be legally or beneficially owned by a Related Body Corporate of the Seller. The Seller unconditionally undertakes to cause each of its Related Bodies Corporate to do all things reasonably necessary, including taking any action or refraining from taking any action, to ensure that the Seller is able to perform, as if it were the owner of the LIIT Assets and the Licensed IP Product, its obligations under this Agreement and does not breach any of its representations, warranties or obligations under this Agreement.

16.4	Prohibition or enforceability

(a)	Any provision of, or the application of any provision of this Agreement, which is prohibited, void, illegal or unenforceable in any jurisdiction:

(i)	is, in that jurisdiction, ineffective only to the extent to which it is void, illegal, unenforceable or prohibited;

(ii)	does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this Agreement in that or any other jurisdiction; and

(iii)	is severable from this Agreement and will not affect the remaining provisions of this Agreement.

(b)	The application of this clause 16.3 is not limited by any other provision of this Agreement in relation to severability, prohibition or enforceability.

16.5	Waivers

(a)	A waiver of any right, power, authority, discretion or remedy arising upon a breach of or default under this Agreement must be in writing and signed by the party granting the waiver.

(b)

A failure or delay in the exercise, or partial exercise, of a right, power, authority, discretion or remedy arising from a breach of or default under this Agreement, does not prevent the exercise of or result in a waiver of that right, power, authority, discretion or remedy at a later time.

(c)

A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Agreement or default under this Agreement as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	A party may not rely on any conduct of another party as a defence to the exercise of a right, power, authority, discretion or remedy by that other party.

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(e)	A waiver is only effective in the specific instance and for the specific purpose for which it is given.

16.6	Variation

A provision of this Agreement or a right or obligation created under it may not be varied except in writing and signed by all the parties.

16.7	Cumulative rights

The powers, rights and remedies of a party under this Agreement are in addition to and do not exclude any other power, right or remedy provided by law or otherwise.

16.8	Further assurances

Each party must do all things reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

16.9	Specific performance

Each party acknowledges that monetary damages alone would not be adequate compensation to the other party for a breach of its obligations under this Agreement and that accordingly injunctive relief, specific performance of those obligations and/or any other equitable remedy may be an appropriate remedy.

16.10	Force Majeure

(a)

Delay event: Any party may give notice to the other party of the occurrence of a Force Majeure Event which causes that party to delay in performing, or to become unable to perform, its obligations pursuant to this Agreement, excluding the payment of money then due and payable.

(b)	Notification: The notice will be given within a reasonable time following that occurrence and specify full details of the occurrence and its effect.

(c)

Contract suspension: The obligations of that party will, following notice, be suspended during the continuance of that cause, without that party being in breach of or default under this Agreement or conferring any right on the other party to terminate this Agreement.

16.11	Entire agreement

(a)

This Agreement embodies the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any prior negotiation, arrangement, understanding or agreement with respect to the subject matter or any term of this Agreement.

(b)

Any statement, representation, term, warranty, condition, promise or undertaking made, given or agreed to in any prior negotiation, arrangement, understanding or agreement, has no effect except to the extent expressly set out or incorporated by reference in this Agreement.

16.12	Relationship

The parties acknowledge and agree that nothing in this Agreement will constitute one party the partner of, employee of, agent of, or joint venturer with, the other and that other than as expressly

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provided for in this Agreement no party will have the right to bind the other without the other’s prior written consent.

16.13	Third party rights

No person other than the parties have or is intended to have any right, power or remedy or derives or is intended to derive any benefit under this Agreement.

16.14	Counterparts

(a)	This Agreement may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this Agreement by signing any counterpart.

(d)	This Agreement is binding on the parties on exchange of counterparts. A copy of a counterpart sent by facsimile machine or that is electronically scanned and emailed:

(i)	must be treated as an original counterpart;

(ii)	is sufficient evidence of the execution of the original; and

(iii)	may be produced in evidence for all purposes in place of the original.

16.15	Non-merger

No provision of this Agreement merges on execution, completion or termination.

16.16	Continuing indemnities and survival of indemnities

(a)

Each indemnity contained in this Agreement is a continuing obligation despite a settlement of account or the occurrence of anything, and remains in full force and effect until all money owing, contingently or otherwise, under an indemnity has been paid in full.

(b)	Each indemnity contained in this Agreement:

(i)	is an additional, separate and independent obligation of the party giving the indemnity and no one indemnity limits the generality of any other indemnity; and

(ii)	survives the termination of this Agreement.

16.17	No Assignment or Novation

A party may not assign or novate this Agreement or otherwise transfer the benefit of this Agreement or an obligation, right or remedy under it, without the prior written consent of the other party which consent will not be unreasonably withheld or delayed.

16.18	Costs

Each party will bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this Agreement except as otherwise expressly provided in this Agreement.

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16.19	Legal Advice

Each party acknowledges that it has received legal advice in respect of this Agreement or has had the opportunity of receiving legal advice about this Agreement.

16.20	Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this Agreement with the result that a party’s rights, powers or remedies are adversely affected (including by way of a delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

16.21	Confidentiality and Announcements

(a)	A party may disclose anything in respect of this Agreement as required by any:

(i)	applicable law; or

(ii)	recognised stock exchange on which its shares or the shares of any Related Body Corporate are listed,

but to the extent possible, it must consult with the other party before making the disclosure and use reasonable endeavours to agree on the form and content of the disclosure.

(b)

A party may disclose anything in respect of this Agreement or its terms to the officers, employees and professional or financial advisers of that party and its Related Bodies Corporate only to the extent that it is reasonably necessary to do so and provided the disclosing party uses its best endeavours to ensure all matters disclosed are kept confidential.

(c)

Subject to clauses 16.21(a) and 16.21(b) no party may disclose the provisions of this Agreement or the transactions or arrangements contemplated by it unless the other party has first consented in writing (which consent will not be unreasonably withheld or delayed).

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Signing Page

Executed as an Agreement

SIGNED by F45 TRAINING HOLDINGS INC by its authorised representative in accordance with its constituent documents and the laws of the place of its incorporation:

/s/ Chris Payne
Signature of Witness	Signature of Authorised Representative

Chris Payne
Print Full Name	Print Full Name

SIGNED by LIIT, INC by its authorised representative in accordance with its constituent documents and the laws of the place of its incorporation:

/s/ Adam Gilchrist
Signature of Witness	Signature of Authorised Representative

Adam Gilchrist
Print Full Name	Print Full Name

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